UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2025
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Consummation of Purchase Agreements
On January 14, 2025, Star Equity Holdings (“the Issuer”) closed on each of (i) that certain purchase and sale agreement with LTI8000 LLC for the sale to the Issuer of real property located at 1607 Pine Street, Prescott, Wisconsin (the “Prescott Premises”) and (ii) that certain purchase and sale agreement with DWG Capital Partners, LLC (“DWG”) for the sale of the Prescott Premises by the Issuer to DWG (collectively, the “Prescott Purchase Agreements”). This is a finalization of the previously disclosed entry into the Prescott Purchase Agreements in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2024.

The net proceeds to be received by the Issuer from the transactions consummated pursuant to the Prescott Purchase Agreements equal approximately $24,562, after deducting transaction commissions and expenses incurred in connection with the transactions.

Lease Agreement
Simultaneous with the consummation of the Prescott Purchase Agreements, Edgebuilder entered into a commercial single-tenant triple net lease (the “Lease Agreement”) with Pine St. Industrial Partners, LLC (“PineStreet Partners”) and TenNine Holdings, Inc., each affiliates of DWG and together collectively the “Buyers”, pursuant to which Edgebuilder will lease back from the Buyers the Prescott Premises for a 20 year term commencing upon the execution of the Lease Agreement, unless earlier terminated pursuant to the Lease Agreement. The term of the lease is subject to extension for up to two additional ten-year renewal periods in accordance with the terms of the Lease Agreement. Pursuant to the terms of the Lease Agreement, the Company will be responsible for an initial monthly base rent of $19,067, and all monthly expenses related to the Prescott Premises, including insurance premiums, taxes, utilities, and other expenses. A security deposit equal to nine-months rent based on the last nine months of the Lease Agreement is held by the Buyers, and will be reduced down to 2 months rent if in any quarter Edgebuilder’s EBITDA is greater than $800,000 and Issuer’s EBITDA is greater than $2,000,000.

The Issuer has guaranteed the obligations of Edgebuilder under the Lease Agreement.

The foregoing summaries of the Prescott Purchase Agreements are qualified in their entirety by reference to the full text of each such agreement. Copies of the Prescott Purchase Agreements were filed as Exhibits 10.1 and 10.2 to the Issuer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2024. A copy of the Lease Agreement will be filed with the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1*
Purchase and Sale Agreement of 1607 Pine Street, dated as of October 16, 2024, by and between Star Equity Holdings, Inc. and LTI8000 LLC (incorporated by reference to Exhibit 10.1 to Star Equity Holdings, Inc.’s Current Report on Form 8-K dated October 22, 2024 (File No. 001-35947).*

10.2*
Purchase and Sale Agreement of 1607 Pine Street, dated as of October 18, 2024, by and between Star Equity Holdings, Inc. and DWG Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to Star Equity Holdings, Inc.’s Current Report on Form 8-K dated October 22, 2024 (File No. 001-35947).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     January 17, 2025